Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize Thomas J. Shara and Joseph F. Hurley to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-3 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Shara and Joseph F. Hurley, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-3 registering the Registrable Securities of Lakeland Bancorp, Inc. (the “Company”) as defined therein as required by the Letter Agreement and the Securities Purchase Agreement—Standard Terms attached thereto executed by the Company and the U.S. Department of the Treasury on February 6, 2009 as part of the Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 11th day of February, 2009.

Signatures	Title

/s/ Roger Bosma Roger Bosma	Director

/s/ Bruce D. Bohuny Bruce D. Bohuny	Director

/s/ Mary Ann Deacon Mary Ann Deacon	Director

/s/ John W. Fredericks John W. Fredericks	Director

/s/ Mark J. Fredericks Mark J. Fredericks	Director

/s/ George H. Guptil, Jr. George H. Guptill, Jr.	Director

/s/ Janeth C. Hendershot Janeth C. Hendershot	Director

/s/ Robert E. McCracken Robert E. McCracken	Director

/s/ Robert B. Nicholson, III Robert B. Nicholson, III	Director

/s/ Joseph P. O’Dowd Joseph P. O’Dowd	Director

/s/ Thomas J. Shara Thomas J. Shara	Director, President and Chief Executive Officer

/s/ Stephen R. Tilton, Sr. Stephen R. Tilton, Sr.	Director

/s/ Paul G. Viall, Jr. Paul G. Viall, Jr.	Director

/s/ Arthur L. Zande Arthur L. Zande	Director

/s/ Joseph F. Hurley Joseph F. Hurley	Executive Vice President and Chief Financial Officer